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                                                                    Exhibit 23.3

                                          November 6, 1997

Board of Directors
Peter Kiewit Sons', Inc.
1000 Kiewit Plaza
Omaha, NE 68131

Re: Proxy Statement-Joint Prospectus of PKS Holdings, Inc./Peter Kiewit Sons', Inc.

Gentlemen:

    Reference is made to our opinion letter to be attached as an appendix to the above mentioned Proxy Statement-Joint Prospectus with respect to the fairness to the stockholders of Peter Kiewit Sons', Inc. ("PKS" or the "Company"), including the holders of the Class C Stock and the holders of the Class D Stock of the Reorganization (as defined in the opinion letter).

    The foregoing opinion letter will be provided for the information and assistance of the Board of Directors of PKS in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement, prospectus or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the Proxy Statement-Joint Prospectus related to the Reorganization and file such opinion as an exhibit to the Registration Statement on S-4 of which the Proxy Statement-Joint Prospectus is a part (the "Registration Statement").


    In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "THE TRANSACTION--Background and Purposes of the Transaction" and "--Opinion of Financial Advisor" in the above-mentioned Proxy Statement-Joint Prospectus, and to the filing of such opinion as an exhibit to the Registration Statement. In providing such consent, except as may be required by the federal securities laws, we do not intend that any person other than the Board of Directors rely upon such opinion and we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                          Very truly yours,


                                          /s/  GLEACHER NATWEST, INC.